                          CERTIFICATE OF DETERMINATION
                     OF RIGHTS, PREFERENCES AND PRIVILEGES
                                       OF
                          THE SERIES A PREFERRED STOCK
                                       OF
                             AMERIGON INCORPORATED
                             ---------------------

                Pursuant to the Provisions of Section 401 of the
               General Corporation Law of the State of California

          The undersigned _______________ and _______________, the President and Secretary, respectively, of Amerigon Incorporated, a California corporation (the "Corporation"), do hereby certify as follows:

          A. That the following resolution designates nine thousand shares of Series A Preferred Stock, and that as of the date hereof, no shares of Series A Preferred Stock have been issued or are outstanding.

          B. That the Board of Directors of the Corporation, pursuant to the authority so vested in it by the Articles of Incorporation of the Corporation and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California, adopted the following resolution creating a series of Preferred Stock designated as "Series A Preferred Stock":

          WHEREAS, the Articles of Incorporation of this Corporation authorize the issuance of one or more series of preferred stock ("Preferred Stock") of the Corporation and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of such series;

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the corporation pursuant to the Articles of Incorporation, there is hereby created one series of preferred stock, without par value, of the Corporation which shall be designated "Series A Preferred Stock." The
                                            -------------------------
     number of shares of Series A Preferred Stock authorized for issuance is nine thousand. In addition to those set forth in the Articles of Incorporation of the Corporation, the Series A Preferred Stock shall have the powers and preferences, the relative, participating, optional or other rights, and the qualifications, limitations or restrictions set forth below:

          1.  Dividend Provisions.  Subject to the rights of series of Preferred
              -------------------
Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, in an amount equal to the dividends that would be paid on the outstanding Class A Common Stock of the corporation into which the Series A Preferred Stock is convertible on an as converted basis, payable when, as and if declared by the Board of Directors.

          2.  Liquidation Preference.
              ----------------------

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1,000 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), (ii) an amount equal to 7% of the Original Series A Issue Price annually, but only until the fourth anniversary of the issuance of the Series A Preferred Stock, and (iii) an amount equal to any declared but unpaid dividends on such share (the amounts in (ii) and (iii) being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

          (b) Upon the completion of the distribution required by subparagraph
(a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation, shall receive all of the remaining assets of the corporation.

          (c)(i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted
             ------
immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                 (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                      (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                          (1) If traded on a securities exchange or on the
NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                          (2) If actively traded over-the-counter or on NASDAQ
(other than on the National Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                          (3) If there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

                      (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

               (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                      (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                      (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

               (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to (A) the date of the shareholders' meeting called to approve such transaction, (B) the effective date of a written consent of the shareholders to approve the transaction, or (C) the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes relating to the transaction. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

           3.  Redemption.
               ----------

           (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, on or at any time after January 1, 2003, this corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock (such date of redemption is referred to herein as the "Series A Redemption Date") by paying in cash therefor a sum equal to the Original Series A Issue Price plus the Premium, as adjusted for any stock dividends, combinations or splits with respect to such shares (the "Series A Redemption Price"); provided, however, that this corporation may only redeem shares of Series A Preferred Stock hereunder if the average of the closing prices of the Class A Common Stock as reported by Nasdaq (or such other exchange or market on which the shares are then traded) for the sixty trading days preceeding the date the notice of redemption is given in accordance with subsection (b) is at least 4 times greater than the then applicable Conversion Price (as defined in Section 4(a) below) . Any redemption effected pursuant to this subsection (3)(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them.

          (b) As used herein and in subsection (3)(c) and (d) below, the term "Redemption Date" shall refer to each "Series A Redemption Date" and the term "Redemption Price" shall refer to each "Series A Redemption Price." Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection
(3)(c) on or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A

Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (d) On or prior to each Redemption Date, this corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the corporation that such holder has surrendered his, her or its share certificate to the corporation pursuant to subsection (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 4 hereof. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of the corporation's Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection (3)(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

          4.  Conversion.  The holders of the Series A Preferred Stock shall
              ----------
have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert.  Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series A Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Series A Issue Price by the conversion price ("Conversion Price") applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be $1.675; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

          (b) Automatic Conversion.  Each share of Series A Preferred Stock
              --------------------
shall automatically be converted into shares of Class A Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

          (c) Mechanics of Conversion.  Before any holder of Series A Preferred
              -----------------------
Stock shall be entitled to convert the same into shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price Adjustments of Preferred Stock for Certain
              -----------------------------------------------------------
Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series
-------------------------------------------
A Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) In the event the corporation should at any time or from time to time after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date" with respect to such series) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock without payment of any consideration by such holder for the additional shares of Class A Common Stock, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock outstanding. In the event the corporation shall declare or pay, without consideration, any dividend on the Class A Common Stock payable in any right to acquire Class A Common Stock for no consideration, then the corporation shall be deemed to have made a dividend payable in Class A Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Class A Common Stock.

              (ii) If the number of shares of Class A Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of

Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (iii) All adjustments to the Conversion Price will be calculated to the nearest cent of a dollar. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one cent per dollar; provided, however, that any
                                          --------  -------
adjustments which by reason of this Section 4(d)(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Conversion Price shall be made successively.

              (e) Other Distributions.  In the event this corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of the corporation entitled to receive such distribution.

              (f) Recapitalizations and Reorganizations. If the Class A Common
                  -------------------------------------
Stock issuable upon conversion of the Series A Preferred Stock shall be changed into or exchanged for a different class or classes of capital stock, or other securities or property whether by reorganization, recapitalization or otherwise (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization or reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization or reorganization to the end that the provisions of this
Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

              (g) No Impairment.  This corporation will not, by amendment of its
                  -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

              (h) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

              (i) Notices of Record Date.  In the event of any taking by this
                  ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (except the right to vote), this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (j) Reservation of Stock Issuable Upon Conversion. This
                  ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

              (k) Notices.  Any notice required by the provisions of this
                  -------
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          5.  Voting Rights.  The holder of each share of Series A Preferred
              -------------
Stock shall have the right to one vote for each share of Class A Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and, except with respect to the election of directors as provided in Section 6 hereof, shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

          6.  Board of Directors.  So long as at least 40% of the authorized
              ------------------
shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock, voting as a class, shall be entitled to elect five directors and the holders of Common Stock, voting as a class, shall be entitled to elect two directors. So long as at least 40% of the authorized shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, change the authorized number of directors of the corporation.

          7.  Status of Converted or Redeemed Stock.  In the event any shares of
              -------------------------------------
Series A Preferred Stock shall be redeemed or converted pursuant to Section 3 or
Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

          8.  Repurchase of Shares.  In connection with repurchases by this
              --------------------
corporation of its Common Stock pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.



          IN WITNESS WHEREOF, this Certificate is signed by ______________, President, and _________________, Secretary, as of this ____ day of ________, 1999.


                                        ----------------------------------------
                                                                     , President


                                        ----------------------------------------
                                                                     , Secretary

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


                                            ------------------------------------
                                                                     , President


                                            ------------------------------------
                                                                     , Secretary